Exhibit 99.1

EDITORIAL CONTACT:

Amy Flores
+1 408 345 8194
amy_flores@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

Agilent Technologies Reports Fourth-Quarter 2013 Results

Highlights:

•	GAAP net income of $211 million, or $0.63 per share

•	Non-GAAP net income of $271 million, or $0.81 per share(1)

•	Orders of $1.83 billion and revenues of $1.72 billion

•	First-quarter fiscal year 2014 revenue guidance of $1.68 billion to $1.70 billion, and non-GAAP earnings guidance of $0.65 to $0.67 per share(2)

•	Fiscal year 2014 revenue guidance of $6.95 billion to $7.15 billion. Non-GAAP earnings guidance at $3.03 to $3.33 per share(2)

•	Expect completion of separation into two publicly traded companies by early November 2014

SANTA CLARA, Calif., Nov. 14, 2013 - Agilent Technologies Inc. (NYSE: A) today reported orders of $1.83 billion, up 4 percent over one year ago, for the fourth fiscal quarter ended Oct. 31, 2013, and revenues of $1.72 billion, down 3 percent compared with one year ago. Fourth-quarter GAAP net income was $211 million, or $0.63 per share. Last year’s fourth-quarter GAAP net income was $425 million, or $1.20 per share.

During the fourth quarter, Agilent had intangible amortization of $48 million, integration and transformation costs of $12 million, one-time separation costs of $5 million and a tax benefit of $9 million. Excluding these items and $4 million of other net charges, Agilent reported fourth-quarter adjusted net income of $271 million, or $0.81 per share(1).

Agilent CEO Bill Sullivan said, “We finished the year with a solid quarter, building backlog and exceeding EPS guidance despite challenges in several of our markets. This reflected our ongoing

1

commitment to actively manage expenses and reduce manufacturing costs in a period of economic uncertainty.

“We are now well into the process of splitting Agilent into two companies, as we announced Sept. 19. We expect to complete the separation in early November 2014.”

Electronic Measurement fourth-quarter revenues were down 14 percent compared with the prior year. Operating margins were 19 percent, reflecting solid gross margins and good management of spending in response to continuing challenges in the global economy.

Chemical Analysis revenues were up 4 percent compared with a year ago, led by growth in food and energy markets. Operating margins were 25 percent.

Life Sciences and Diagnostics revenues were up 8 percent over a year ago, with strength in pharmaceuticals and diagnostics markets. Operating margins were 19 percent.

Agilent generated $377 million of cash from operations in the quarter. Fourth-quarter ROIC was 17 percent(3).

First-quarter 2014 revenues are expected to be in the range of $1.68 billion to $1.70 billion. First-quarter non-GAAP earnings are expected to be in the range of $0.65 to $0.67 per share(2).

For the full fiscal year 2014, Agilent expects revenue of $6.95 billion to
$7.15 billion and non-GAAP earnings of $3.03 to $3.33 per share(2).

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in chemical analysis, life sciences, diagnostics, electronics and communications. The company’s 20,600 employees serve customers in more than 100 countries. Agilent had revenues of $6.8 billion in fiscal 2013. Information about Agilent is available at www.agilent.com.

On Sept. 19, 2013, Agilent announced plans to separate into two publicly traded companies through a tax-free spinoff of its electronic measurement company. The separation is expected to be completed in early November 2014.

Agilent’s management will present more details about its fourth-quarter FY2013 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2013 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at 4:30 p.m. (Pacific Time) after the call through Nov. 21. The replay number is: (855) 859-2056, or for international, dial (404) 537-3406; enter passcode 75992438.

2

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the company’s products and services; customer expectations; and revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2014. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2013. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Non-GAAP net income and non-GAAP net income per share exclude primarily the impacts of acquisition and integration costs, separation costs, transformation initiatives and restructuring costs, and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP earnings per share as projected for Q1FY14 and full fiscal year 2014 excludes primarily the impacts of acquisition and integration costs, separation costs, future restructuring costs, asset impairment charges, and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $50 million per quarter.

(3) Return on invested capital (ROIC) is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 8 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

3

# # #

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

4

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2013	2012	Inc/(Dec)
Orders	$1,829	$1,751	4%

Net revenue	$1,718	$1,767	(3)%

Costs and expenses:
Cost of products and services	810	845	(4)%
Research and development	173	178	(3)%
Selling, general and administrative	450	466	(3)%
Total costs and expenses	1,433	1,489	(4)%

Income from operations	285	278	3%

Interest income	2	2	—
Interest expense	(30)	(26)	15%
Other income (expense), net	(3)	2	—

Income before taxes	254	256	(1)%

Provision (benefit) for income taxes	43	(169)	—

Net income	$211	$425	(50)%

Net income per share:
Basic	$0.64	$1.22
Diluted	$0.63	$1.20

Weighted average shares used in computing net income per share:
Basic	331	348
Diluted	336	353

Cash dividends declared per common share	$0.12	$0.10

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Years Ended
	October 31,		Percent
	2013	2012	Inc/(Dec)
Orders	$6,827	$6,877	(1)%

Net revenue	$6,782	$6,858	(1)%

Costs and expenses:
Cost of products and services	3,247	3,254	—
Research and development	704	668	5%
Selling, general and administrative	1,880	1,817	3%
Total costs and expenses	5,831	5,739	2%

Income from operations	951	1,119	(15)%

Interest income	7	9	(22)%
Interest expense	(107)	(101)	6%
Other income (expense), net	8	16	(50)%

Income before taxes	859	1,043	(18)%

Provision (benefit) for income taxes	135	(110)	—

Net income	$724	$1,153	(37)%

Net income per share:
Basic	$2.12	$3.31
Diluted	$2.10	$3.27

Weighted average shares used in computing net income per share:
Basic	341	348
Diluted	345	353

Cash dividends declared per common share	$0.46	$0.30

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	October 31,		October 31,
	2013	2012	2013	2012
	(in millions)
Net Income	$211	$425	$724	$1,153

Other comprehensive income (loss), net of tax:

Change in unrealized gain on investments	2	—	7	6
Change in unrealized gain on derivative instruments	1	5	8	7
Amounts reclassified into earnings related to derivative instruments	(2)	(2)	(10)	(6)
Foreign currency translation	88	132	1	(28)
Net defined benefit pension cost and post retirement plan costs:
Change in actuarial net loss	183	(216)	228	(175)
Change in net prior service benefit	(8)	5	(32)	(31)
Other comprehensive income (loss)	264	(76)	202	(227)

Total comprehensive income	$475	$349	$926	$926

The preliminary statement of comprehensive income is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2013	October 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$2,675	$2,351
Accounts receivable, net	899	923
Inventory	1,066	1,014
Other current assets	329	341
Total current assets	4,969	4,629

Property, plant and equipment, net	1,134	1,164
Goodwill	3,047	3,025
Other intangible assets, net	916	1,086
Long-term investments	139	109
Other assets	481	523
Total assets	$10,686	$10,536

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$432	$461
Employee compensation and benefits	401	387
Deferred revenue	439	420
Short-term debt	—	250
Other accrued liabilities	330	375
Total current liabilities	1,602	1,893

Long-term debt	2,699	2,112
Retirement and post-retirement benefits	294	554
Other long-term liabilities	802	792
Total liabilities	5,397	5,351

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 602 million shares at October 31, 2013 and 595 million shares at October 31, 2012, issued	6	6
Treasury stock at cost; 269 million shares at October 31, 2013 and 249 million shares at October 31, 2012	(9,607)	(8,707)
Additional paid-in-capital	8,723	8,489
Retained earnings	6,073	5,505
Accumulated other comprehensive income (loss)	91	(111)
Total stockholders' equity	5,286	5,182
Non-controlling interest	3	3
Total equity	5,289	5,185
Total liabilities and equity	$10,686	$10,536

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended	Year Ended
	October 31,	October 31,
	2013	2013
Cash flows from operating activities:
Net income	$211	$724
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	95	372
Share-based compensation	18	84
Excess tax benefit from share-based plans	—	(2)
Excess and obsolete inventory and inventory related charges	12	48
Other non-cash expenses, net	—	8
Changes in assets and liabilities:
Accounts receivable	(17)	14
Inventory	(19)	(100)
Accounts payable	20	(27)
Employee compensation and benefits	53	16
Other assets and liabilities	4	15
Net cash provided by operating activities (a)	377	1,152

Cash flows from investing activities:
Investments in property, plant and equipment	(32)	(195)
Proceeds from sale of property, plant and equipment	—	2
Purchase of other investments	(10)	(25)
Payment to acquire equity method investment	—	(21)
Proceeds from sale of investment securities	1	12
Acquisition of businesses and intangible assets, net of cash acquired	(10)	(21)
Net cash used in investing activities	(51)	(248)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	45	161
Treasury stock repurchases	—	(900)
Payment of dividends	(39)	(156)
Issuance of senior notes	—	597
Debt issuance cost	—	(5)
Repayment of senior notes	—	(250)
Payments to prior non-controlling interest	—	(3)
Excess tax benefit from share-based plans	—	2
Net cash provided by (used in) financing activities	6	(554)

Effect of exchange rate movements	13	(26)

Net increase in cash and cash equivalents	345	324

Cash and cash equivalents at beginning of period	2,330	2,351
Cash and cash equivalents at end of period	$2,675	$2,675

(a) Cash payments included in operating activities:
Restructuring payments	16	43
Income tax payments, net	17	110

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Years Ended
	October 31,				October 31,
	2013	Diluted EPS	2012	Diluted EPS	2013	Diluted EPS	2012	Diluted EPS
GAAP Net income	$211	$0.63	$425	$1.20	$724	$2.10	$1,153	$3.27
Non-GAAP adjustments:
Restructuring and other related costs	(3)	(0.01)	—	—	53	0.15	—	—
Asset impairments and write-downs	—	—	1	—	3	0.01	16	0.05
Acceleration of share-based compensation expense related to workforce reduction	3	0.01	—	—	3	0.01	—	—
Intangible amortization	48	0.15	52	0.15	199	0.58	137	0.39
Transformational initiatives	5	0.01	6	0.02	19	0.06	25	0.07
Acquisition and integration costs	7	0.02	34	0.10	29	0.08	88	0.25
Agilent Foundation donation	—	—	10	0.03	—	—	10	0.03
One-time and pre-separation costs	5	0.01	—	—	5	0.01	—	—
Other	4	0.01	2	0.01	15	0.04	(9)	(0.03)
Adjustment for taxes (a)	(9)	(0.02)	(227)	(0.65)	(55)	(0.16)	(320)	(0.91)
Non-GAAP Net Income	$271	$0.81	$303	$0.86	$995	$2.88	$1,100	$3.12

(a)         The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability.  For the three months and year ended October 31, 2013, management uses a non-GAAP effective tax rate of 16%, respectively,  that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current period presentation.
We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges and acquisition and integration costs. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results "through the eyes" of management in addition to seeing our GAAP results. This information facilitates our management's internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company's profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company's performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Diagnostics

	Q4'13	Q4'12	Q3'13
Orders	$642	$575	$536
Revenues	$601	$557	$564
Gross Margin, %	55%	56%	54%
Income from Operations	$115	$97	$91
Segment Assets	$4,291	$4,072	$4,252
Return On Invested Capital (a) , %	10%	9%	8%

Chemical Analysis

	Q4'13	Q4'12	Q3'13
Orders	$445	$421	$390
Revenues	$412	$394	$387
Gross Margin, %	53%	53%	51%
Income from Operations	$102	$97	$83
Segment Assets	$1,756	$1,768	$1,732
Return On Invested Capital (a) , %	23%	22%	19%

Electronic Measurement

	Q4'13	Q4'12	Q3'13
Orders	$742	$755	$674
Revenues	$705	$816	$701
Gross Margin, %	56%	57%	57%
Income from Operations	$134	$189	$129
Segment Assets	$1,997	$2,157	$2,008
Return On Invested Capital (a) , %	30%	41%	30%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

(a) Return On Invested Capital is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 8 of these tables, along with additional information regarding the use of this non-GAAP measure.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF ROIC
(In millions)
(Unaudited)
PRELIMINARY

	LDG	CAG	EMG	Agilent		LDG	CAG	EMG	Agilent		LDG	CAG	EMG
	Q4'13	Q4'13	Q4'13	Q4'13		Q4'12	Q4'12	Q4'12	Q4'12		Q3'13	Q3'13	Q3'13
Numerator:
Non-GAAP income from operations	$115	$102	$134	$351		$97	$97	$189	$383		$91	$83	$129
Less:
Taxes and Other (income)/expense	18	17	22	56		16	15	28	59		16	13	20
Segment return	97	85	112	295	(a)	81	82	161	324	(a)	75	70	109
Segment return annualized	$388	$340	$448	$1,180		$324	$328	$644	$1,296		$300	$280	$436
Denominator:
Segment assets (b)	$4,291	$1,756	$1,997	$8,044		$4,072	$1,768	$2,157	$7,999		$4,252	$1,732	$2,008
Less:
Net current liabilities (c)	437	258	536	1,237		402	246	584	1,234		411	235	522
Invested capital	$3,854	$1,498	$1,461	$6,807		$3,670	$1,522	$1,573	$6,765		$3,841	$1,497	$1,486
Average invested capital	$3,847	$1,497	$1,473	$6,817		$3,700	$1,513	$1,579	$6,790		$3,836	$1,491	$1,467
ROIC	10%	23%	30%	17%		9%	22%	41%	19%		8%	19%	30%

.
ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)   Agilent return is equal to non-GAAP net income of $271 million plus net interest expense after tax of $24 million for Q4'13, and $303 million plus net interest expense after tax of $21 million for Q4'12. Please see "Non-GAAP Net Income and Diluted EPS Reconciliations" for a reconciliation of non-GAAP net income to GAAP net income.

(b)   Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)   Includes accounts payable, employee compensation and benefits, deferred revenue, certain other accrued liabilities and allocated corporate liabilities.

Return on Invested Capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers' compensation is linked to ROIC improvements as well as other performance criteria. We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments. We acknowledge that ROIC may not be calculated the same way by every company. When we complete major acquisitions, we may adjust invested capital for the relevant segment in the quarter when the acquisition occurred. We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.